AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 2001
                                                       REGISTRATION NO. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                        DITECH COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                       94-2935531
 (State or other jurisdiction of                 (I.R.S. Employer Identification
  incorporation or organization)                               Number)

                           --------------------------

                             825 E. MIDDLEFIELD ROAD
                             MOUNTAIN VIEW, CA 94043
                                 (650) 623-1300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                             1998 STOCK OPTION PLAN
                 1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                          2000 NON-QUALIFIED STOCK PLAN
                            (Full title of the plans)

                           --------------------------

                              TIMOTHY K. MONTGOMERY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             825 E. MIDDLEFIELD ROAD
                             MOUNTAIN VIEW, CA 94043
                                 (650) 623-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                               Palo Alto, CA 94306

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                           Proposed Maximum           Proposed Maximum
    Title of Securities                                        Offering                  Aggregate                 Amount of
     to be Registered        Amount to be Registered      Price per Share (1)        Offering Price (1)         Registration Fee
---------------------------- ------------------------- -------------------------- ------------------------- --------------------
  Common Stock, par value        3,750,000 shares         $7.1875 - $13.715         See chart below.              $10,813.00
     $0.001 per share
================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (i) $13.715, the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq Stock Market for May 11, 2001, for shares available for future grant under the Company's 1998 Stock Option Plan, 1999 Non-Employee Directors' Stock Option Plan, 1999 Employee Stock Purchase Plan and 2000 Non-Qualified Stock Plan, (ii) $7.19, the weighted average exercise price for 996,730 shares subject to options previously granted under the Company's 1998 Stock Option Plan, and (iii) $13.13, the weighted average exercise price for 1,926,064 shares subject to options previously granted under the Company's 2000 Non-Qualified Stock Plan. This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

The following chart illustrates the calculation of the registration fee:

---------------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF SHARES       OFFERING PRICE PER     AGGREGATE OFFERING
                                                                                SHARE                  PRICE
---------------------------------------------------------------------------------------------------------------------
 1998 Stock Option Plan                                   10,936              $ 13.715             $   149,987.24
---------------------------------------------------------------------------------------------------------------------

 1998 Stock Option Plan                                  989,064              $ 7.1875             $ 7,108,897.50
---------------------------------------------------------------------------------------------------------------------

 1999 Non-Employee Directors' Stock Option Plan          100,000              $ 13.715             $ 1,371,500.00
---------------------------------------------------------------------------------------------------------------------

 1999 Employee Stock Purchase Plan                       150,000              $ 13.715             $ 2,057,250.00
---------------------------------------------------------------------------------------------------------------------

 2000 Non-Qualified Stock Plan                         1,977,392              $12.8423             $25,394,261.28
---------------------------------------------------------------------------------------------------------------------

 2000 Non-Qualified Stock Plan                           522,608              $ 13.715             $ 7,167,568.72
---------------------------------------------------------------------------------------------------------------------

 TOTAL                                                 3,750,000                                   $43,249,464.74
---------------------------------------------------------------------------------------------------------------------

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by Ditech Communication Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

      (a)   The Company's Annual Report on Form 10-K filed on July 31, 2000.

      (b)   The Company's Current Report on Form 8-K filed on August 8, 2000.

      (c)   The Company's Current Report on Form 8-K filed on August 10, 2000.

      (d) The Company's Amendment No. 1 to Annual Report on Form 10-K/A filed on August 10, 2000.

      (e)   The Company's Current Report on Form 8-K/A filed on September 12,
            2000.

      (f)   The Company's Quarterly Report on Form 10-Q filed on September 14,
            2000.

      (g)   The Company's Quarterly Report on Form 10-Q filed on December 13,
            2000.

      (h)   The Company's Quarterly Report on Form 10-Q filed on March 14, 2001.

      (i)   The Company's Current Report on Form 8-K filed on March 30, 2001.

      (j) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act on Form 8-A on May 28, 1999.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

      Not Applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's certificate of incorporation limits the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware as it currently exists. Consequently, subject to the General Corporation Law of the State of Delaware, no director will be personally liable to the Company or its shareholders for monetary damages resulting from his or her conduct as a director, except liability for (1) acts or omissions involving intentional misconduct or knowing violations of law; (2) unlawful distributions; or (3) transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

      The Company's certificate of incorporation also provides that the Company may indemnify any individual made a party to a proceeding because that individual is or was a director or officer, and this right to indemnification will continue as to an individual who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors or administrators. Any repeal of or modification to the Company's certificate of incorporation may not adversely affect any right of a director or officer who is or was a director or officer at the time of any repeal or modification. To the extent the provisions of the Company's certificate of incorporation provide for indemnification of directors or officers for liabilities arising under the Securities Act 1933, those provisions are, in the opinion of the Securities and Exchange Commission (the "Commission"), against public policy as expressed in the Securities Act and they are therefore unenforceable.

      The Company's bylaws provide that it will indemnify its directors and officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law.

      The Company has entered into agreements to indemnify directors, certain officers and other agents, in addition to indemnification provided for in the Company's certificate of incorporation or bylaws. These agreements, among other things, indemnify the Company's directors and certain officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by the Company arising out of the person's services as the Company's director or officer or any other company or enterprise to which the person provides services at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Company also currently maintains liability insurance for officers and directors.

                       EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

                                    EXHIBITS

EXHIBIT
NUMBER

5.1         Opinion of Cooley Godward LLP.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

23.3        Consent of KPMG LLP.

24.1        Power of Attorney is contained on the signature pages.

99.1        1998 Stock Option Plan, as amended as of November 22, 2000.

99.2 1999 Non-Employee Directors' Stock Option Plan, as amended as of September 22, 2000.

99.3        1999 Employee Stock Purchase Plan, as amended as of
            September 22, 2000.

99.4        2000 Non-Qualified Stock Plan, as amended on November 22, 2000.


                                  UNDERTAKINGS

1.    The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on form S-3, Forms S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
      Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on May 14, 2001.

                                     DITECH COMMUNICATIONS CORPORATION

                                     By: /s/ Timothy K. Montgomery
                                        ----------------------------------------
                                             Timothy K. Montgomery
                                             President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy K. Montgomery and William J. Tamblyn, or either of them, each with the power of substitution, his or her attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


SIGNATURE                                          TITLE                                       DATE
     /s/ Timothy K. Montgomery                     Chairman of the Board, President            May 14, 2001
--------------------------------------------       and Chief Executive Officer
     Timothy K. Montgomery                         (Principal Executive Officer)


     /s/ William J. Tamblyn                        Vice President of Finance, Chief            May 14, 2001
--------------------------------------------       Financial Officer, and Secretary
     William J. Tamblyn                            (Principal Financial and
                                                   Accounting Officer)


     /s/ Gregory M. Avis                           Director                                    May 14, 2001
--------------------------------------------
     Gregory M. Avis


     /s/ Peter Y. Chung                            Director                                    May 14, 2001
--------------------------------------------
     Peter Y. Chung


--------------------------------------------       Director
     Kenneth E. Jones


--------------------------------------------       Director
     William A. Hasler


     /s/ Andrei M. Manoliu                         Director                                    May 14, 2001
--------------------------------------------
     Andrei M. Manoliu

                                                   Director
--------------------------------------------
     George J. Turner

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION

5.1         Opinion of Cooley Godward LLP.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

23.3        Consent of KPMG LLP.

24.1        Power of Attorney is contained on the signature pages.

99.1        1998 Stock Option Plan, as amended as of November 22, 2000.

99.2 1999 Non-Employee Directors' Stock Option Plan, as amended as of September 22, 2000.

99.3        1999 Employee Stock Purchase Plan, as amended as of
            September 22, 2000.

99.4        2000 Non-Qualified Stock Plan, as amended as of November 22, 2000.